EXHIBIT 23.1

15 Warren Street, Suite 25
Hackensack, NJ 07601
(201) 342-342-7753
Fax: (201) 342-7598
E-mail: paritz@paritz.com

Paritz & Company, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Canwealth Minerals Corporation

1376 Perrot Boulevard

Ile Perrot, Quebec, Canada J7V 7P2

Gentlemen:

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1/A of our report dated April 7, 2014 relating to the financial statements of Canwealth Minerals Corporation as of December 31, 2013, and for the year then ended, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

February 10, 2015